Exhibit 99.2

1Q 2017 Supplemental Information

Poet's Walk

SABRA
HEALTH CARE REIT, INC.

Disclaimer
Certain statements in this supplement contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our proposed merger with Care Capital Properties, Inc. (“CCP”), expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; changes in foreign currency exchange rates; our ability to raise capital through equity and debt financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of changing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs; and compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT. There are also risks that are inherent in the nature of the transaction with CCP, including the possibility that the parties may be unable to obtain required stockholder approvals or regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from the proposed transaction; the proposed transaction will require significant time, attention and resources, potentially diverting attention from the conduct of Sabra’s business; the amount of debt that will need to be refinanced or amended in connection with the proposed merger and the ability to do so on acceptable terms; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the proposed transaction may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement.  Additional information concerning risks and uncertainties that could affect Sabra’s business can be found in Sabra’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Additional information concerning risks and uncertainties that could affect CCP’s business can be found in CCP’s filings with the SEC, including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
Note Regarding Non-GAAP Financial Measures
This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of NOI and Cash NOI" and "Reconciliations of FFO, Normalized FFO, AFFO and Normalized AFFO” in this supplement.

Tenant and Borrower Information
This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived solely from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.
Additional Information About the Merger and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger of CCP with a wholly owned subsidiary of Sabra.  In connection with the proposed merger, Sabra intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement/prospectus with respect to the proposed merger. After the registration statement is declared effective, Sabra and CCP will each mail the definitive joint proxy statement/prospectus to their respective stockholders.  The definitive joint proxy statement/prospectus will contain important information about the proposed merger and related matters. STOCKHOLDERS OF SABRA AND CCP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SABRA, CCP AND THE MERGER.  Stockholders will be able to obtain copies of the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed with the SEC by Sabra and CCP for no charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Sabra with the SEC will be available free of charge on Sabra's website at www.sabrahealth.com, or by directing a written request to Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, CA 92612, Attention: Investor Relations. Copies of the documents filed by CCP with the SEC will be available free of charge on CCP's website at www.carecapitalproperties.com, or by directing a written request to Care Capital Properties, Inc., 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: Investor Relations.
Participants in the Solicitation
Sabra and CCP, and their respective directors and executive officers and certain other employees, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information concerning the ownership of Sabra securities by Sabra’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Sabra’s directors and executive officers is also available in Sabra’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 25, 2017 as well as its Form 10-K filed with SEC for the year ended December 31, 2016. Information concerning the ownership of CCP securities by CCP’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about CCP’s directors and executive officers is also available in CCP’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 7, 2017 as well as its Form 10-K filed with SEC for the year ended December 31, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus relating to the proposed merger when it becomes available and is filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.

Company Information
Board of Directors

Richard K. Matros Chairman of the Board, President and Chief Executive Officer Sabra Health Care REIT, Inc.	Michael J. Foster Managing Director RFE Management Corp.

Milton J. Walters President Tri-River Capital	Robert A. Ettl Chief Operating Officer Harvard Management Company

Craig A. Barbarosh Partner Katten Muchin Rosenman LLP
Senior Management

Richard K. Matros Chairman of the Board, President and Chief Executive Officer	Harold W. Andrews, Jr. Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen Executive Vice President, Chief Investment Officer and Treasurer
Other Information

Corporate Headquarters 18500 Von Karman Avenue, Suite 550 Irvine, CA 92612	Transfer Agent American Stock Transfer and Trust Company 6201 15th Avenue Brooklyn, NY 11219
www.sabrahealth.com

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On Sabra's website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov.

For more information, contact Harold W. Andrews, Jr., Executive Vice President, Chief Financial Officer and Secretary at (949) 679-0243.

1

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET
Company Profile
Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra,” the “Company” or “we”), operates as a self-administered, self-managed REIT that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra primarily generates revenues by leasing properties to tenants and operators throughout the United States and Canada.
As of March 31, 2017, Sabra’s investment portfolio included 182 real estate properties held for investment (consisting of (i) 96 Skilled Nursing/Transitional Care facilities, (ii) 75 Senior Housing facilities, (iii) 10 Senior Housing facilities operated by third-party property managers pursuant to property management agreements (“Managed Properties”) and (iv) one Acute Care Hospital), one asset held for sale, 10 investments in loans receivable (consisting of (i) four mortgage loans, (ii) one construction loan, (iii) one mezzanine loan, (iv) three pre-development loans and (v) one debtor-in-possession loan), and 12 preferred equity investments. As of March 31, 2017, Sabra’s real estate properties held for investment included 18,756 beds/units, spread across the United States and Canada.
Objectives and Strategies
Our objectives are to grow our investment portfolio while diversifying our portfolio by tenant, asset class and geography within the healthcare sector. We plan to achieve these objectives primarily through making investments directly or indirectly in healthcare real estate. We may also achieve our objective of diversifying our portfolio by tenant and asset class through select asset sales and other arrangements with Genesis and other tenants. We have entered into memoranda of understanding with Genesis to market for sale 35 skilled nursing facilities and we have made certain other lease and corporate guarantee amendments for the remaining 43 facilities leased to Genesis. Upon completion of the sales, these asset sales and amendments will have the benefit of reducing our net operating income concentration in Genesis and skilled nursing facilities, as well as strengthening our remaining Genesis-operated portfolio through the lease term extensions and guarantee enhancements; provided, however, that there can be no assurances that we will successfully complete these sales on the terms or timing contemplated by the memoranda of understanding, or at all, in which event we may not achieve the anticipated benefits from such sales. On April 1, 2017, we completed the sale of one of these facilities. Marketing of the remaining 34 facilities is ongoing and is expected to be completed in the second half of 2017.
We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care facilities in the U.S. and Canada and through the acquisition of Skilled Nursing/Transitional Care facilities in the U.S. We have and will continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of Senior Housing and Skilled Nursing/Transitional Care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing or renovating facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Managed Properties, mezzanine and secured debt investments, and joint ventures for Senior Housing and Skilled Nursing/Transitional Care facilities.
In general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and either (a) the property is in or near the development phase or (b) the development of the property is completed but the operations of the facility are not yet stabilized. A key component of our strategy related to loan originations and preferred equity investments is our having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investment) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

SABRA HEALTH CARE REIT, INC.
COMPANY FACT SHEET (CONTINUED)
As of March 31, 2017

Market Facts		Credit Ratings
Common Stock Information		(As of May 8, 2017)
Closing Price	$27.93	Moody's
52-Week range	$18.80 - $28.01	Corporate Rating	Ba3 (review for upgrade)
Common Equity Market Capitalization:	$1.8 billion	Unsecured Notes Rating	Ba3 (review for upgrade)
Outstanding Shares	65.4 million	Preferred Equity Rating	B2 (review for upgrade)
Enterprise Value:	$3.2 billion	S&P
		Corporate Rating	BB- (CreditWatch positive)
Ticker symbols:		Unsecured Notes/Unsecured Credit Facility	BB (CreditWatch positive)
Common Stock	SBRA	Preferred Equity Rating	B- (CreditWatch positive)
Preferred Stock	SBRAP	Fitch
Stock Exchange:	NASDAQ	Corporate Rating	BB+ (Rating Watch Positive)
Governance		Unsecured Notes/Unsecured Credit Facility	BB+ (Rating Watch Positive)
(As of May 1, 2017)		Preferred Equity Rating	BB- (Rating Watch Positive)
ISS Governance QuickScore	3

Portfolio Information (1)
Investment in Real Estate Properties		Real Estate Property Bed/Unit Count
Skilled Nursing/Transitional Care	96	Skilled Nursing/Transitional Care	10,689
Senior Housing	75	Senior Housing	7,109
Managed Properties	10	Managed Properties	888
Acute Care Hospital	1	Acute Care Hospital	70
Total Equity Investments	182	Total Beds/Units	18,756

Investments in Loans Receivable (2)	10	Countries	2
Preferred Equity Investments (3)	12	U.S. States	37
Total Investments	204	Relationships	34

(1) Excludes real estate properties held for sale.
(2) Our investments in Loans Receivable include investments secured directly or indirectly by one Skilled Nursing/Transitional Care facility with 141 beds/units, eight Senior Housing developments with 464 beds/units, and land for one future Senior Housing development.
(3) Our Preferred Equity Investments include investments in entities owning 11 Senior Housing developments with 1,162 beds/units and one Skilled Nursing/Transitional Care facility with 140 beds/units.

See reporting definitions.	2

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues	$62,650	$62,559
Net operating income	60,230	61,147
Net income (loss) attributable to common stockholders	16,262	(18,272)
FFO attributable to common stockholders	35,399	33,907
Normalized FFO attributable to common stockholders	36,361	36,863
AFFO attributable to common stockholders	36,187	34,825
Normalized AFFO attributable to common stockholders	35,213	34,825
Per common share data attributable to common stockholders:
Diluted EPS	$0.25	$(0.28)
Diluted FFO	0.54	0.52
Diluted Normalized FFO	0.55	0.56
Diluted AFFO	0.55	0.53
Diluted Normalized AFFO	0.53	0.53

Net cash flow from operations	$31,438	$24,726

Investment Portfolio	March 31, 2017	December 31, 2016
Real Estate Properties held for investment (1)	182	183
Real Estate Properties held for investment, gross ($)	$2,290,590	$2,292,345
Total Beds/Units	18,756	18,878
Weighted Average Remaining Lease Term (in months)	109	112
Total Investments in Loans Receivable (#)	10	10
Total Investments in Loans Receivable, gross ($) (2)	$50,743	$51,432
Total Preferred Equity Investments (#)	12	12
Total Preferred Equity Investments, gross ($)	$46,451	$45,190
Debt	March 31, 2017	December 31, 2016
Principal Balance
Fixed Rate Debt	$862,762	$863,638
Variable Rate Debt (3)	355,775	364,000
Total Debt	1,218,537	1,227,638

Cash	(12,814)	(25,663)
Net Debt (4)	$1,205,723	$1,201,975

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.16%	5.16%
Variable Rate Debt (3)	2.99%	2.97%
Total Debt	4.53%	4.51%

% of Total
Fixed Rate Debt	70.8%	70.3%
Variable Rate Debt (3)	29.2%	29.7%

Availability Under Revolving Credit Facility	$483,000	$474,000
Available Liquidity (5)	$495,776	$499,547

(1) Real Estate Properties held for investment include Managed Properties.
(2) Total Investments in Loans Receivable consists of principal plus capitalized origination fees net of loan loss reserves.
(3) As of March 31, 2017, variable rate debt includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $67.5 million (CAD $90.0 million) and $26.3 million (CAD $35.0 million) subject to swap agreements that fix the Canadian Offer Dollar Rate (“CDOR”) at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 1.4% of total debt as of March 31, 2017.
(4) Net Debt excludes deferred financing costs and discounts.
(5) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

See reporting definitions.	3

SABRA HEALTH CARE REIT, INC.
2017 OUTLOOK

	Low	High
Net income attributable to common stockholders	$2.15	$2.19
Add:
Depreciation and amortization	1.13	1.13
Gain on sale of real estate	(1.04)	(1.04)

FFO attributable to common stockholders	$2.24	$2.28

Lease termination fee	(0.04)	(0.04)
CCP merger costs	0.01	0.01
Loss on extinguishment of debt	0.01	0.01
Provision for doubtful accounts and loan losses, net	0.02	0.02
Normalized FFO attributable to common stockholders	$2.24	$2.28

FFO attributable to common stockholders	$2.24	$2.28
Expensed acquisition pursuit costs	0.01	0.01
Stock-based compensation expense	0.12	0.12
Straight-line rental income adjustments	(0.28)	(0.28)
Amortization of deferred financing costs	0.10	0.10
Non-cash portion of loss on extinguishment of debt	0.01	0.01
Change in fair value of contingent consideration	(0.01)	(0.01)
Provision for doubtful straight-line rental income, loan losses and other reserves	0.03	0.03

AFFO attributable to common stockholders	$2.22	$2.26

Lease termination fee	(0.04)	(0.04)
Provision for doubtful cash income	0.01	0.01
Normalized AFFO attributable to common stockholders	$2.19	$2.23

The 2017 Outlook assumes approximately $500 million of future investment activity at an average annual cash lease yield of 8% during 2017 (on a leverage neutral basis) and assumes the completion of the previously announced dispositions of the remaining 34 Genesis-operated facilities (the “Genesis Assets”) pursuant to memoranda of understanding will be completed in the second half of 2017.  The dispositions of the Genesis Assets in this 2017 Outlook are expected to reduce 2017 normalized FFO by $0.07 per diluted common share and normalized AFFO by $0.04 per diluted common share as compared to not disposing of those assets during 2017.  This 2017 Outlook excludes any impact of closing the pending merger with CCP or any costs associated with such pending merger which may be incurred after the first quarter of 2017.  Should the pending merger close as expected, we expect immediate annualized accretion in excess of the 2017 Outlook for normalized FFO and normalized AFFO of 14% - 16%. The Company expects to provide an updated 2017 Outlook after closing of the pending merger.

Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

See reporting definitions.	4

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$57,224	$55,312
Interest and other income	1,945	5,332
Resident fees and services	3,481	1,915

Total revenues	62,650	62,559

Expenses:
Depreciation and amortization	19,137	17,766
Interest	15,788	16,918
Operating expenses	2,420	1,412
General and administrative	6,873	4,714
Provision for doubtful accounts and loan losses	1,770	2,523
Impairment of real estate	—	29,811

Total expenses	45,988	73,144

Other income (expense):
Loss on extinguishment of debt	—	(556)
Other income	2,129	—
Net loss on sale of real estate	—	(4,602)

Total other income (expense)	2,129	(5,158)

Net income (loss)	18,791	(15,743)

Net loss attributable to noncontrolling interests	32	32

Net income (loss) attributable to Sabra Health Care REIT, Inc.	18,823	(15,711)

Preferred stock dividends	(2,561)	(2,561)

Net income (loss) attributable to common stockholders	$16,262	$(18,272)

Net income (loss) attributable to common stockholders, per:

Basic common share	$0.25	$(0.28)

Diluted common share	$0.25	$(0.28)

Weighted-average number of common shares outstanding, basic	65,354,649	65,248,203

Weighted-average number of common shares outstanding, diluted	65,920,486	65,248,203

See reporting definitions.	5

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $297,405 and $282,812 as of March 31, 2017 and December 31, 2016, respectively	$1,993,592	$2,009,939
Loans receivable and other investments, net	96,489	96,036
Cash and cash equivalents	12,814	25,663
Restricted cash	9,151	9,002
Assets held for sale, net	2,073	—
Prepaid expenses, deferred financing costs and other assets, net	126,007	125,279
Total assets	$2,240,126	$2,265,919

Liabilities
Mortgage notes, net	$159,905	$160,752
Revolving credit facility	17,000	26,000
Term loans, net	336,592	335,673
Senior unsecured notes, net	688,879	688,246
Accounts payable and accrued liabilities	33,397	39,639
Total liabilities	1,235,773	1,250,310

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of March 31, 2017 and December 31, 2016	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 65,410,668 and 65,285,614 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	654	653
Additional paid-in capital	1,208,907	1,208,862
Cumulative distributions in excess of net income	(203,641)	(192,201)
Accumulated other comprehensive loss	(1,628)	(1,798)
Total Sabra Health Care REIT, Inc. stockholders’ equity	1,004,350	1,015,574
Noncontrolling interests	3	35
Total equity	1,004,353	1,015,609
Total liabilities and equity	$2,240,126	$2,265,919

See reporting definitions.	6

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$18,791	$(15,743)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,137	17,766
Non-cash interest income adjustments	26	222
Amortization of deferred financing costs	1,277	1,221
Stock-based compensation expense	2,588	1,818
Amortization of debt discount	28	27
Loss on extinguishment of debt	—	556
Straight-line rental income adjustments	(4,607)	(5,593)
Provision for doubtful accounts and loan losses	1,770	2,523
Change in fair value of contingent consideration	(822)	—
Net loss on sales of real estate	—	4,602
Impairment of real estate	—	29,811
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,414)	(5,900)
Accounts payable and accrued liabilities	(4,605)	(5,430)
Restricted cash	(731)	(1,154)

Net cash provided by operating activities	31,438	24,726
Cash flows from investing activities:
Origination and fundings of loans receivable	(508)	(5,850)
Origination and fundings of preferred equity investments	(51)	(984)
Additions to real estate	(520)	(474)
Repayment of loans receivable	118	8,874
Net proceeds from the sale of real estate	—	398

Net cash (used in) provided by investing activities	(961)	1,964
Cash flows from financing activities:
Net repayments of revolving credit facility	(9,000)	(57,000)
Proceeds from term loans	—	69,360
Principal payments on mortgage notes	(1,021)	(1,022)
Payments of deferred financing costs	(109)	(5,885)
Issuance of common stock, net	(3,224)	(1,274)
Dividends paid on common and preferred stock	(29,993)	(29,301)

Net cash used in financing activities	(43,347)	(25,122)

Net (decrease) increase in cash and cash equivalents	(12,870)	1,568
Effect of foreign currency translation on cash and cash equivalents	21	131
Cash and cash equivalents, beginning of period	25,663	7,434

Cash and cash equivalents, end of period	$12,814	$9,133
Supplemental disclosure of cash flow information:
Interest paid	$18,127	$19,459

See reporting definitions.	7

SABRA HEALTH CARE REIT, INC.
CAPITALIZATION
(dollars in thousands, except per share data)

Debt	March 31, 2017	December 31, 2016
Mortgage notes	$162,762	$163,638
Revolving credit facility	17,000	26,000
Term loans	338,775	338,000
Senior unsecured notes	700,000	700,000

Total Principal Balance	1,218,537	1,227,638
Deferred financing costs and discounts	(16,161)	(16,967)
Total Debt, net	$1,202,376	$1,210,671

Revolving Credit Facility	March 31, 2017	December 31, 2016
Credit facility availability	$483,000	$474,000
Credit facility capacity	500,000	500,000

Enterprise Value
As of March 31, 2017	Shares Outstanding	Price	Value
Common stock	65,410,668	$27.93	$1,826,920
Preferred stock	5,750,000	25.92	149,040
Total debt			1,218,537
Cash and cash equivalents			(12,814)

Total Enterprise Value			$3,181,683

As of December 31, 2016	Shares Outstanding	Price	Value
Common stock	65,285,614	$24.42	$1,594,275
Preferred stock	5,750,000	25.15	144,613
Total debt			1,227,638
Cash and cash equivalents			(25,663)

Total Enterprise Value			$2,940,863

Common Stock and Equivalents	Weighted Average Common Shares
	Three Months Ended March 31, 2017
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	65,328,156	65,328,156
Common equivalents	26,493	26,493

Basic common and common equivalents	65,354,649	65,354,649
Dilutive securities:
Restricted stock and units	565,837	971,259

Diluted common and common equivalents	65,920,486	66,325,908

See reporting definitions.	8

SABRA HEALTH CARE REIT, INC.
INDEBTEDNESS
March 31, 2017
(dollars in thousands)

	Principal	Weighted Average Effective Rate (1)	% of Total
Fixed Rate Debt
Secured mortgage debt	$162,762	3.87%	13.4%
Unsecured senior notes	700,000	5.46%	57.4%

Total fixed rate debt	862,762	5.16%	70.8%
Variable Rate Debt
Revolving credit facility (2)	17,000	2.98%	1.4%
Term loans (2)	338,775	2.99%	27.8%

Total variable rate debt	355,775	2.99%	29.2%

Total Debt	$1,218,537	4.53%	100.0%
Secured Debt
Secured mortgage debt	$162,762	3.87%	13.4%
Unsecured Debt
Unsecured senior notes	700,000	5.46%	57.4%
Revolving credit facility (2)	17,000	2.98%	1.4%
Term loans (2)	338,775	2.99%	27.8%

Total unsecured debt	1,055,775	4.63%	86.6%

Total Debt	$1,218,537	4.53%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.
(2) Includes $245.0 million subject to swap agreements that fix LIBOR at 0.90%, $67.5 million (CAD $90.0 million) and $26.3 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 1.4% of total debt as of March 31, 2017.

Maturities	Secured Mortgage Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility (1)		Total
	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)	Principal	Rate (2)
4/1/17-12/31/17	$3,111	3.44%	$—	—	$—	—	$—	—	$3,111	3.44%
2018	4,270	3.45%	—	—	—	—	—	—	4,270	3.45%
2019	4,412	3.45%	—	—	—	—	—	—	4,412	3.45%
2020	4,560	3.46%	—	—	—	—	17,000	2.98%	21,560	3.08%
2021	19,529	3.46%	500,000	5.50%	338,775	2.90%	—	—	858,304	4.43%
2022	4,285	3.44%	—	—	—	—	—	—	4,285	3.44%
2023	4,427	3.45%	200,000	5.38%	—	—	—	—	204,427	5.34%
2024	4,573	3.45%	—	—	—	—	—	—	4,573	3.45%
2025	4,725	3.46%	—	—	—	—	—	—	4,725	3.46%
2026	4,882	3.47%	—	—	—	—	—	—	4,882	3.47%
Thereafter	103,988	3.60%	—	—	—	—	—	—	103,988	3.60%
Total principal balance	162,762		700,000		338,775		17,000		1,218,537
Discount	—		(487)		—		—		(487)
Deferred financing costs	(2,857)		(10,634)		(2,183)		—		(15,674)
Total debt, net	$159,905		$688,879		$336,592		$17,000		$1,202,376
Wtd. avg. maturity/years	24.2		4.5		3.8		2.8		6.9
Wtd. avg. effective interest rate(3)	3.87%		5.46%		2.99%		2.98%		4.53%

(1) Revolving Credit Facility is subject to two six-month extension options.
(2) Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate swap agreements.
(3) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap agreements.

See reporting definitions.	9

SABRA HEALTH CARE REIT, INC.
KEY CREDIT STATISTICS (1)

	March 31, 2017	December 31, 2016
Net Debt to Adjusted EBITDA (2)	5.27x	5.22x
Interest Coverage	3.99x	4.00x
Fixed Charge Coverage Ratio	3.21x	3.20x
Total Debt/Asset Value	43%	43%
Secured Debt/Asset Value	6%	6%
Unencumbered Assets/Unsecured Debt	247%	247%

Cost of Permanent Debt (3)	4.55%	4.55%

Corporate Ratings (Moody's, S&P, Fitch)	Ba3 / BB- / BB+	Ba3 / BB- / BB+

(1) Key credit statistics are calculated in accordance with the credit agreement (excluding net debt to adjusted EBITDA) relating to the revolving credit facility and the indentures relating to our unsecured senior notes.
(2) Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding the impact of stock-based compensation expense under the Company's long-term equity award program, asset-specific loan loss reserves, and out of period reserves and is further adjusted to give effect to acquisitions and dispositions completed as of and subsequent to the date reported as though such acquisitions and dispositions occurred at the beginning of the period. Net Debt excludes deferred financing costs and discounts.
(3) Excludes revolving credit facility balance, if any, which had an interest rate of 2.98% and 2.77% as of March 31, 2017 and December 31, 2016, respectively.

See reporting definitions.	10

SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY
March 31, 2017
(dollars in thousands)

Total Property Portfolio			GAAP Rental Income (1)		Net Operating Income (1)		Number of Beds/Units
	Number of Properties		Three Months Ended March 31,
Facility Type		Investment	2017	2016	2017	2016
Skilled Nursing/Transitional Care	96	$1,038,815	$34,279	$34,294	$34,279	$34,294	10,689
Senior Housing	75	1,032,562	21,569	19,645	21,569	19,645	7,109
Managed Properties	10	157,573	—	—	1,061	503	888
Acute Care Hospital	1	61,640	1,376	1,373	1,376	1,373	70
Total	182	$2,290,590	$57,224	$55,312	$58,285	$55,815	18,756

Same Store Property Portfolio (2)		Cash Rent		Cash Net Operating Income
		Three Months Ended March 31,
Facility Type	Number of Properties	2017	2016	2017	2016
Skilled Nursing/Transitional Care	96	$31,210	$30,415	$31,210	$30,415
Senior Housing	61	15,840	15,572	15,840	15,572
Managed Properties	2	—	—	543	503
Acute Care Hospital	1	1,285	1,256	1,285	1,256
Total	160	48,335	47,243	48,878	47,746

Tenant Facility Statistics (3)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended March 31,
Facility Type	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.54x	1.42x	1.83x	1.74x	88.6%	87.0%	43.6%	40.9%
Senior Housing	1.18x	1.20x	1.36x	1.37x	88.9%	90.0%	NA	NA
Managed Properties	NA	NA	NA	NA	83.2%	76.7%	NA	NA

Twelve Months Ended March 31,
Fixed Charge Coverage Ratio (4)	2017	2016
Genesis Healthcare, Inc.	1.19x	1.34x
Tenet Health Care Corporation	2.15x	2.28x
Holiday AL Holdings LP	1.14x	1.18x

Same Store Tenant Facility Statistics (5)	Coverage
	EBITDAR		EBITDARM		Occupancy Percentage		Skilled Mix
	Twelve Months Ended March 31,
Facility Type	2017	2016	2017	2016	2017	2016	2017	2016
Skilled Nursing/Transitional Care	1.28x	1.32x	1.61x	1.65x	87.5%	87.9%	40.6%	42.3%
Senior Housing	1.32x	1.33x	1.50x	1.53x	89.3%	90.4%	NA	NA
Managed Properties	NA	NA	NA	NA	63.5%	74.0%	NA	NA

(1) GAAP Rental Income and Net Operating Income include $4.6 million and $5.6 million of straight-line rental income adjustments for the three months ended March 31, 2017 and 2016, respectively.
(2) Same store property portfolio includes all facilities owned for the full period in both comparison periods.
(3) Occupancy Percentage, Skilled Mix and EBITDARM/EBITDAR coverages (collectively, “Facility Statistics”) for each period presented include only Stabilized Facilities owned by the Company as of the end of the respective period. Facility Statistics are only included in periods subsequent to our acquisition. EBITDARM Coverage and EBITDAR Coverage exclude tenants with significant corporate guarantees. Facility Statistics are presented one quarter in arrears, except for Managed Properties which are presented as of the latest quarter.
(4) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
(5) Same store Facility Statistics are presented for Stabilized Facilities owned for the full period in both comparison periods.
SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
March 31, 2017
(dollars in thousands)

Loans Receivable and Other Investments

Loan Type	Number of Loans	Facility Type	Principal Balance as of March 31, 2017	Book Value as of March 31, 2017	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2017 (1)	Maturity Date
Mortgage	4	Skilled Nursing / Senior Housing	$38,308	$38,341	9.1%	8.9%	$168	11/07/16- 04/30/18
Construction	1	Senior Housing	1,301	1,351	8.0%	7.7%	22	03/31/21
Mezzanine	1	Senior Housing	9,640	9,653	11.0%	10.8%	265	08/31/17
Pre-development	3	Senior Housing	4,085	4,094	9.0%	7.2%	81	01/28/17-09/09/17
Debtor-in-possession	1	Acute Care Hospital	695	695	5.0%	5.0%	—	NA

	10		$54,029	$54,134	9.4%	9.1%	$536

Loan loss reserve			—	(4,096)

			$54,029	$50,038

Other Investment Type	Number of Investments	Facility Type	Total Funding Commitments	Amount Funded as of March 31, 2017	Book Value as of March 31, 2017	Rate of Return	Other Income Three Months Ended March 31, 2017
Preferred Equity	12	Skilled Nursing / Senior Housing	$36,706	$36,706	$46,451	12.9%	$1,417

(1) Includes interest income related to loans receivable investments held as of March 31, 2017.
SABRA HEALTH CARE REIT, INC.
PORTFOLIO SUMMARY (CONTINUED)
March 31, 2017
(dollars in thousands)

Proprietary Development Pipeline (1)

	Investment Type			Facility Type		Investment Amount (2)		Estimated Real Estate Value Upon Completion		Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing(3)
State	Loan	Preferred Equity	Forward Commitment	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing
Colorado	2	1	—	—	3	$—	$8,387	$—	$70,000	7.9%	Q3 2016- Q2 2017
Florida	—	—	1	—	1	—	—	—	24,365	7.5%	Q4 2017
Indiana	—	4	—	—	4	—	14,660	—	116,800	7.3%	Q1 2017- Q4 2017
Kentucky	—	1	—	—	1	—	5,476	—	27,000	7.4%	Q4 2015
Ohio	1	1	—	—	2	—	4,878	—	59,100	7.4%	Q4 2016- Q1 2018
Tennessee	—	1	—	—	1	—	3,904	—	17,800	8.3%	Q2 2017
Texas	1	4	1	1	5	4,262	12,574	18,100	74,608	8.0%	Q4 2014- Q1 2019

	4	12	2	1	17	$4,262	$49,879	$18,100	$389,673	7.7%

New Assets in Real Estate Portfolio (4)

	Facility Type		Beds/Units		Gross Book Value	% of Total Real Estate Invested
State	Skilled Nursing/Transitional Care	Senior Housing	Skilled Nursing/Transitional Care	Senior Housing
Arizona	—	1	—	48	$10,100	0.4%
Colorado	—	1	—	48	10,700	0.5%
Illinois	—	1	—	53	5,571	0.2%
Indiana	—	1	—	172	26,587	1.1%
Nevada	—	1	—	68	23,670	1.0%
Texas	1	3	125	127	41,394	1.8%
Virginia	—	1	—	68	23,000	1.0%
Wisconsin	—	1	—	60	10,099	0.4%
Canada	—	1	—	74	26,257	1.1%

	1	11	125	718	$177,378	7.5%

(1) Includes projects invested in or committed to as of March 31, 2017.
(2) Investment amount excludes accrued and unpaid interest receivable.
(3) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.
(4) Includes properties built since 2010 and included in real estate investments as of March 31, 2017.

See reporting definitions.	11

SABRA HEALTH CARE REIT, INC.
PORTFOLIO CONCENTRATIONS (1)

Relationship Concentration

Asset Class Concentration

Payor Source Concentration (2)

(1) Concentrations are calculated using Annualized Revenue for real estate investments, investments in loans receivable and other investments while annualized Net Operating
Income is used for investments in Managed Properties.
(2) Tenant and borrower revenue presented one quarter in arrears.

See reporting definitions.	12

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2017

Property Type

Location	Skilled Nursing/Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Total	% of Total
Texas	4	12	—	1	17	9.3%
New Hampshire	10	6	—	—	16	8.8
Kentucky	13	1	—	—	14	7.7
Connecticut	9	2	—	—	11	6.0
Michigan	—	10	—	—	10	5.5
Florida	5	5	—	—	10	5.5
Canada	—	1	9	—	10	5.5
Ohio	8	—	—	—	8	4.4
Oklahoma	6	1	—	—	7	3.8
Maryland	5	1	—	—	6	3.3
Other (28 states)	36	36	1	—	73	40.2

Total	96	75	10	1	182	100.0%

% of Total properties	52.7%	41.3%	5.5%	0.5%	100.0%

Distribution of Beds/Units

	Total Number of Properties	Facility Type
Location		Skilled Nursing/Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Total	% of Total
New Hampshire	16	904	838	—	—	1,742	9.3%
Texas	17	485	1,150	—	70	1,705	9.1
Connecticut	11	1,350	140	—	—	1,490	7.9
Florida	10	660	617	—	—	1,277	6.8
Kentucky	14	1,044	68	—	—	1,112	5.9
Canada	10	—	111	828	—	939	5.0
Ohio	8	900	—	—	—	900	4.8
Maryland	6	782	68	—	—	850	4.5
Nebraska	6	400	296	—	—	696	3.7
Colorado	5	509	132	—	—	641	3.4
Other (28 states)	79	3,655	3,689	60	—	7,404	39.6

Total	182	10,689	7,109	888	70	18,756	100.0%

% of Total beds/units		57.0%	37.9%	4.7%	0.4%	100.0%

See reporting definitions.	13

SABRA HEALTH CARE REIT, INC.
REAL ESTATE PORTFOLIO GEOGRAPHIC CONCENTRATIONS
March 31, 2017
(dollars in thousands)

Investment

Location	Total Number of Properties	Skilled Nursing/Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Total	% of Total
Texas	17	$54,549	$201,272	$—	$61,640	$317,461	13.9%
Maryland	6	278,569	6,566	—	—	285,135	12.4
Canada (1)	10	—	2,564	148,196	—	150,760	6.6
Connecticut	11	115,833	29,124	—	—	144,957	6.3
Florida	10	29,418	92,843	—	—	122,261	5.3
Delaware	4	95,780	—	—	—	95,780	4.2
Nebraska	6	63,088	28,297	—	—	91,385	4.0
New Hampshire	16	46,839	40,868	—	—	87,707	3.8
North Carolina	3	9,318	67,272	—	—	76,590	3.3
Michigan	10	—	74,413	—	—	74,413	3.2
Other (28 states)	89	345,421	489,343	9,377	—	844,141	37.0

Total	182	$1,038,815	$1,032,562	$157,573	$61,640	$2,290,590	100.0%

% of Total Properties		45.3%	45.1%	6.9%	2.7%	100.0%

(1) Investment balance in Canada is based on the exchange rate as of March 31, 2017 of $0.7502 per CAD $1.00.

See reporting definitions.	14

SABRA HEALTH CARE REIT, INC.
PORTFOLIO LEASE EXPIRATIONS (1)
March 31, 2017
(dollars in thousands)

	2017-2019	2020	2021	2022	2023	2024	2025	2026	Thereafter	Total
Skilled Nursing/Transitional Care
Properties	—	9	8	26	13	19	2	4	15	96
Beds/Units	—	963	1,041	2,457	1,605	2,047	222	500	1,854	10,689
Annualized Revenues	$—	$6,275	$7,213	$34,462	$12,860	22,300	$2,007	$10,578	$42,606	$138,301
Senior Housing
Properties	1	—	2	13	2	9	13	1	32	73
Beds/Units	111	—	163	912	215	667	932	100	3,877	6,977
Annualized Revenues	218	—	1,070	9,285	1,487	7,087	10,442	626	53,067	83,282
Acute Care Hospital
Properties	—	—	—	—	—	—	—	—	1	1
Beds/Units	—	—	—	—	—	—	—	—	70	70
Annualized Revenues	—	—	—	—	—	—	—	—	5,501	5,501

Total Properties	1	9	10	39	15	28	15	5	48	170

Total Beds/Units	111	963	1,204	3,369	1,820	2,714	1,154	600	5,801	17,736

Total Annualized Revenues	$218	$6,275	$8,283	$43,747	$14,347	$29,387	$12,449	$11,204	$101,174	$227,084

% of Revenue	0.1%	2.8%	3.6%	19.3%	6.3%	12.9%	5.5%	4.9%	44.6%	100.0%

(1) Excludes Managed Properties and two Senior Housing facilities transitioned to new operators that are not subject to leases and has been adjusted for the Genesis lease amendments executed on April 1, 2017.

See reporting definitions.	15

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FFO, NORMALIZED FFO, AFFO AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016

Net income (loss) attributable to common stockholders	$16,262	$(18,272)
Add:
Depreciation of real estate assets	19,137	17,766
Net loss on sales of real estate	—	4,602
Impairment of real estate	—	29,811
FFO attributable to common stockholders	$35,399	$33,907

Lease termination fee	(1,367)	—
CCP merger costs	531	—
Loss on extinguishment of debt	—	556
Provision for doubtful accounts and loan losses, net (1)	1,727	2,400
Other normalizing items (2)	71	—
Normalized FFO attributable to common stockholders	$36,361	$36,863

FFO	$35,399	$33,907
Expensed acquisition pursuit costs (3)	563	89
Stock-based compensation expense	2,588	1,818
Straight-line rental income adjustments	(4,607)	(5,593)
Amortization of deferred financing costs	1,277	1,221
Non-cash portion of loss on extinguishment of debt	—	556
Change in fair value of contingent consideration	(822)	—
Provision for doubtful straight-line rental income, loan losses and other reserves	1,390	2,523
Other non-cash adjustments (4)	399	304
AFFO attributable to common stockholders	$36,187	$34,825

Lease termination fee	(1,367)	—
Provision for doubtful cash income (1)	381	—
Other normalizing items (2)	12	—
Normalized AFFO attributable to common stockholders	$35,213	$34,825
Amounts per diluted common share attributable to common stockholders:
Net income	$0.25	$(0.28)
FFO	$0.54	$0.52
Normalized FFO	$0.55	$0.56
AFFO	$0.55	$0.53
Normalized AFFO	$0.53	$0.53

Weighted average number of common shares outstanding, diluted:
Net income (loss)	65,920,486	65,248,203
FFO and Normalized FFO	65,920,486	65,414,703
AFFO and Normalized AFFO	66,325,908	65,825,187

(1) See Reporting Definitions for definition of Normalized FFO and Normalized AFFO for further information.
(2) Other normalizing items for FFO and AFFO include non-Managed Property operating expenses.
(3) On October 1, 2016 we early adopted Accounting Standards Update 2017-01, Business Combinations (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as business acquisitions. All real estate acquisitions completed subsequent to October 1, 2016 were considered asset acquisitions and we have capitalized acquisition pursuit costs associated with these acquisitions, including those incurred prior to October 1, 2016. Acquisitions completed prior to October 1, 2016 were deemed business combinations and the related acquisition pursuit costs were expensed as incurred.
(4) Other non-cash adjustments include amortization of debt premiums/discounts, non-cash interest income adjustments and amortization expense related to our interest rate hedges.

See reporting definitions.	16

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF NOI AND CASH NOI
(dollars in thousands)

Total Portfolio

	For the three months ended March 31,
	2017						2016
	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Other	Total
Revenues:
Rental income	$34,279	$21,569	$—	$1,376	$—	$57,224	$34,294	$19,645	$—	$1,373	$—	$55,312
Interest and other income	—	—	—	—	1,945	1,945	—	—	—	—	5,332	5,332
Resident fees and services	—	—	3,481	—	—	3,481	—	—	1,915	—	—	1,915
Total revenues	34,279	21,569	3,481	1,376	1,945	62,650	34,294	19,645	1,915	1,373	5,332	62,559

Operating expenses	—	—	(2,420)	—	—	(2,420)	—	—	(1,412)	—	—	(1,412)

Net operating income	$34,279	$21,569	$1,061	$1,376	$1,945	$60,230	$34,294	$19,645	$503	$1,373	$5,332	$61,147

Same Store Cash NOI (1)

	For the three months ended March 31,
	2017					2016
	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Total	Skilled Nursing/ Transitional Care	Senior Housing	Managed Properties	Acute Care Hospital	Total
Revenues:
Rental income	$32,971	$19,197	$—	$1,376	$53,544	$32,769	$18,336	$—	$1,373	$52,478
Resident fees and services	—	—	1,938	—	1,938	—	—	1,915	—	1,915
Total revenues	32,971	19,197	1,938	1,376	55,482	32,769	18,336	1,915	1,373	54,393

Operating expenses	—	—	(1,395)	—	(1,395)	—	—	(1,412)	—	(1,412)

Net operating income	$32,971	$19,197	$543	$1,376	$54,087	$32,769	$18,336	$503	$1,373	$52,981

Straight-line rental income adjustments	(1,761)	(3,357)	—	(91)	(5,209)	(2,354)	(2,764)	—	(117)	(5,235)

Cash net operating income	$31,210	$15,840	$543	$1,285	$48,878	$30,415	$15,572	$503	$1,256	$47,746
(1) Same store includes all real estate facilities owned for the full period in both comparison periods.

See reporting definitions.	17

SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
Cash Net Operating Income (“Cash NOI”).   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider Cash NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define Cash NOI as total revenues less operating expenses and non-cash revenues.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.
EBITDAR Coverage. Represents the ratio of EBITDAR to contractual rent for owned facilities (excluding Managed Properties). EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure.
EBITDARM Coverage. Represents the ratio of EBITDARM to contractual rent for owned facilities (excluding Managed Properties). EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage Ratio. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and real estate impairment charges. AFFO is defined as FFO excluding straight-line rental income adjustments, stock-based compensation expense, amortization of deferred financing costs, acquisition pursuit costs, as well as other non-cash revenue and expense items (including provisions and write-offs related to

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SABRA HEALTH CARE REIT, INC.
REPORTING DEFINITIONS

straight-line rental income, provision for loan losses, changes in fair value of contingent consideration, amortization of debt premiums/discounts and non-cash interest income adjustments). The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Net Operating Income (“NOI”).  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. We consider NOI an important supplemental measure because it allows investors, analysts and our management to evaluate the operating performance of our investments. We define NOI as total revenues less operating expenses.

Normalized FFO and Normalized AFFO. Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.
Occupancy Percentage. Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy for independent living facilities can be greater than 100% for a given period as multiple residents could occupy a single unit.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Mix. Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care and 90% for Senior Housing Facilities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) Managed Properties, (ii) facilities held for sale, (iii) facilities being positioned to be sold, (iv) facilities being transitioned from leased by the Company to being operated by the Company, and (v) facilities acquired during the three months preceding the period presented.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s condensed consolidated financial statements.

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